Exhibit 5.1
August 2, 2019

Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204

Ladies and Gentlemen:
In my capacity as General Counsel of Portland General Electric Company, an Oregon corporation (the “Company”), I am delivering this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, at no par value, of the Company (“Common Stock”), and (ii) first mortgage bonds of the Company, which may be issued under the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1945, between the Company and Wells Fargo Bank, National Association (as successor to HSBC Bank USA, National Association), as trustee (the “Trustee”) (as amended as of the date hereof), as proposed to be further amended and supplemented pursuant to a supplemental indenture proposed to be entered into between the Company and the Trustee.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinion set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Third Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), (ii) the Eleventh Amended and Restated Bylaws of the Company (the “Bylaws”), (iii) certain resolutions adopted to date by the Board of Directors of the Company relating to the registration of the Common Stock and related matters and (iv) the Registration Statement and the exhibits thereto.
I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinion stated below.
In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
In making my examination of executed documents or documents to be executed, I or attorneys under my supervision (with whom I have consulted) have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. In addition, I or attorneys under my supervision (with whom I have consulted) have assumed (i) that all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and, there will be sufficient shares of Common Stock authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance, and (ii) the issuance and sale of such Common Stock has been duly established in conformity with the Articles of Incorporation of the Company so as not to violate any applicable law, the Articles of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
The opinion set forth herein is limited to the laws of the State of Oregon that are normally applicable to the Common Stock covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any other jurisdiction on the opinion stated herein.
Based upon and subject to the foregoing and to the other limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that with respect to the shares of any Common Stock to be offered by the Company pursuant to the Registration Statement, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters, (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Articles of Incorporation and Bylaws so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Company has obtained the requisite approval by the Public Utility Commission of Oregon regarding such issuance of the Common Stock, (vi) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (vii) if the issuance of the Common Stock is certificated, certificates representing the shares of Common Stock have been duly executed and countersigned and (viii) the shares of Common Stock are duly registered and delivered upon payment of the agreed upon consideration therefor in accordance with such corporate action, then, upon the happening of such events, the shares of Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and non-assessable.
I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
                    Very truly yours,

/s/ Lisa A. Kaner
Lisa A. Kaner
General Counsel